Exhibit 99.1

     Contact:  Elizabeth B. Lewter
May 6, 2022
Telephone: (919) 968-2200
        Nasdaq Symbol: ITIC
FOR IMMEDIATE RELEASE:

Chapel Hill, NC – Investors Title Company today announced results for the quarter ended March 31, 2022.  The Company reported net income of $6.2 million, or $3.25 per diluted share, compared with net income of $13.8 million, or $7.29 per diluted share, for the prior year period.

Total revenues decreased 4.3% to $69.0 million, compared to $72.1 million in the prior year period.  The Company set a first quarter record for net premiums written, however this was partially offset by the recognition of a $5.9 million loss in the estimated fair value of the equity investment portfolio.  Net premiums written increased 2.7% to $63.1 million, driven by increases in average home values and a higher level of purchase activity.  Escrow and title-related fees increased 81.0% due to growth in independent agent markets and products which support title insurance.  Revenues from non-title services increased 16.7%, mainly due to higher like-kind exchange activity and trust management fee income.

Operating expenses increased 11.8% to $61.2 million compared to $54.8 million in the prior year period.  Claims expense was $1.4 million lower than the prior period mainly due to a higher level of favorable loss development in the current period.  Personnel expenses were 31.6% higher primarily due to expansion of our presence in key markets, overall staff growth to support higher transaction volumes, and increased employee benefit and contract labor costs.  Other categories of operating expenses were 7.4% higher than the prior period primarily to support expansion of our geographic footprint as well as ongoing strategic technology initiatives.

Income before income taxes decreased $9.5 million to $7.8 million.  Excluding the impact of changes in the estimated fair value of investments in equity securities, income before income taxes (non-GAAP) decreased 2.6% to $13.7 million versus $14.1 million for the prior year period (see Appendix A for a reconciliation of this non-GAAP measure to the most directly comparable GAAP measure).

Chairman J. Allen Fine commented, “As expected, rising mortgage interest rates suppressed refinance activity for the quarter.  However, rising home prices and volume growth resulting from our expansion efforts resulted in a new quarterly record for net premiums written again this quarter.

“We remain optimistic about the prospects for solid results for the Company in 2022.  Regardless of cyclical changes in the real estate market, we will remain focused on profitably expanding our market presence and enhancing our competitive strengths.”

Investors Title Company’s subsidiaries issue and underwrite title insurance policies.   The Company also provides investment management services and services in connection with tax-deferred exchanges of like-kind property.

Cautionary Statements Regarding Forward-Looking Statements

Certain statements contained herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements may be identified by the use of words such as “plan,” expect,” “aim,” “believe,” “project,” “anticipate,” “intend,” “estimate,” “should,” “could,” “would,” and other expressions that indicate future events and trends.  Such statements include, among others, any statements regarding the Company’s expected performance for this year, projections regarding U.S. recovery from the COVID-19 pandemic, future home price fluctuations, changes in home purchase or refinance demand, activity and the mix thereof, interest rate changes, expansion of the Company’s market presence, enhancing competitive strengths, developments in housing affordability, wages, unemployment or overall economic conditions or statements regarding our actuarial assumptions and the application of recent historical claims experience to future periods.  These statements involve a number of risks and uncertainties that could cause actual results to differ materially from anticipated and historical results.  Such risks and uncertainties include, without limitation: the severity and duration of the COVID-19 pandemic (including any of its variants) and its effects (and the effects of measures undertaken to combat it) on the economy and the Company’s business; the cyclical demand for title insurance due to changes in the residential and commercial real estate markets; the occurrence of fraud, defalcation or misconduct; variances between actual claims experience and underwriting and reserving assumptions, including the limited predictive power of historical claims experience; declines in the performance of the Company’s investments;  government regulations; changes in the economy; the potential impact of inflation; changes resulting from President Biden’s administration and Congress; loss of agency relationships, or significant reductions in agent-originated business; difficulties managing growth, whether organic or through acquisitions and other considerations set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 as filed with the Securities and Exchange Commission, and in subsequent filings.
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Investors Title Company and Subsidiaries
Consolidated Statements of Operations
For the Three Months Ended March 31, 2022 and 2021
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Revenues:
Net premiums written	$63,125	$61,477
Escrow and other title-related fees	5,064	2,798
Non-title services	2,426	2,078
Interest and dividends	915	1,016
Other investment income	1,337	941
Net realized investment gains	1,747	321
Changes in the estimated fair value of equity security investments	(5,915)	3,239
Other	299	208
Total Revenues	68,998	72,078

Operating Expenses:
Commissions to agents	29,857	30,542
Provision for claims	176	1,591
Personnel expenses	21,254	16,153
Office and technology expenses	4,368	2,742
Other expenses	5,550	3,735
Total Operating Expenses	61,205	54,763

Income before Income Taxes	7,793	17,315

Provision for Income Taxes	1,608	3,492

Net Income	$6,185	$13,823

Basic Earnings per Common Share	$3.26	$7.30

Weighted Average Shares Outstanding – Basic	1,896	1,894

Diluted Earnings per Common Share	$3.25	$7.29

Weighted Average Shares Outstanding – Diluted	1,903	1,897

Investors Title Company and Subsidiaries
Consolidated Balance Sheets
As of March 31, 2022 and December 31, 2021
(in thousands)
(unaudited)

	March 31, 2022	December 31, 2021
Assets

Cash and cash equivalents	$37,310	$37,168

Investments:
Fixed maturity securities, available-for-sale, at fair value	67,725	79,791
Equity securities, at fair value	69,945	76,853
Short-term investments	58,555	45,930
Other investments	20,217	20,298
Total investments	216,442	222,872

Premiums and fees receivable	23,850	22,953
Accrued interest and dividends	1,000	817
Prepaid expenses and other receivables	11,618	11,721
Property, net	13,413	13,033
Goodwill and other intangible assets, net	15,621	15,951
Operating lease right-of-use assets	7,321	5,202
Other assets	1,822	1,771
Total Assets	$328,397	$331,488

Liabilities and Stockholders’ Equity

Liabilities:
Reserve for claims	$36,366	$36,754
Accounts payable and accrued liabilities	34,486	43,868
Operating lease liabilities	7,453	5,329
Current income taxes payable	6,164	3,329
Deferred income taxes, net	11,436	13,121
Total liabilities	95,905	102,401

Stockholders’ Equity:
Common stock – no par value (10,000 authorized shares; 1,897 and 1,895 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively, excluding in each period 292 shares of common stock held by the Company's subsidiary)	—	—
Retained earnings	231,274	225,861
Accumulated other comprehensive income	1,218	3,226
Total stockholders’ equity	232,492	229,087
Total Liabilities and Stockholders’ Equity	$328,397	$331,488

Investors Title Company and Subsidiaries
Net Premiums Written By Branch and Agency
For the Three Months Ended March 31, 2022 and 2021
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2022	%	2021	%
Branch	$17,418	27.6	$17,360	28.2

Agency	45,707	72.4	44,117	71.8

Total	$63,125	100.0	$61,477	100.0

Investors Title Company and Subsidiaries
Appendix A
Non-GAAP Measures Reconciliation
For the Three Months Ended March 31, 2022 and 2021
(in thousands)
(unaudited)

Management uses various financial and operational measurements, including financial information not prepared in accordance with generally accepted accounting principles ("GAAP"), to analyze Company performance.  This includes adjusting revenues to remove the impact of changes in the estimated fair value of equity security investments, which are recognized in net income under GAAP.  Management believes that these measures are useful to evaluate the Company's internal operational performance from period to period because they eliminate the effects of external market fluctuations.  The Company also believes users of the financial results would benefit from having access to such information, and that certain of the Company’s peers make available similar information.  This information should not be used as a substitute for, or considered superior to, measures of financial performance prepared in accordance with GAAP, and may be different from similarly titled non-GAAP financial measures used by other companies.

The following tables reconcile non-GAAP financial measurements used by Company management to the comparable measurements using GAAP:

	Three Months Ended March 31,
	2022	2021

Revenues
Total revenues (GAAP)	$68,998	$72,078
Add (Subtract): Changes in the estimated fair value of equity security investments	5,915	(3,239)
Adjusted revenues (non-GAAP)	$74,913	$68,839

Income before Income Taxes
Income before income taxes (GAAP)	$7,793	$17,315
Add (Subtract): Changes in the estimated fair value of equity security investments	5,915	(3,239)
Adjusted income before income taxes (non-GAAP)	$13,708	$14,076